                            SCHEDULE 14A INFORMATION

                    Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                   RESPONSE USA, INC.
--------------------------------------------------------------------
          (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the
                            Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               RESPONSE USA, INC.
                     3 EXECUTIVE CAMPUS, 2(ND) FLOOR SOUTH
                             CHERRY HILL, NJ 08002
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 17, 1999

    To the Stockholders of Response USA, Inc.:

    You are hereby notified that the annual meeting of stockholders of Response USA, Inc., a Delaware corporation (the "Company"), will be held at the offices of Burns & Levinson LLP, 125 Summer Street, Boston, MA 02110, on Friday, December 17, 1999, at 10:00 a.m. local time, for the following purposes:

    1. To elect five members to the Board of Directors of the Company to serve until their respective successors are elected and qualified;

    2. To approve the selection by the Company of Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the current fiscal year; and

    3. To transact such other matters as may properly come before the meeting or any adjournments thereof.

    Only stockholders of record at the close of business on October 20, 1999 are entitled to notice of and to vote at the meeting.

    Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to any of the Proposals set forth herein.

    A proxy statement and proxy are enclosed herewith. If you are unable to attend the meeting in person you are urged to sign, date and return the enclosed proxy promptly in the enclosed addressed envelope which requires no postage if mailed within the United States. If you attend the meeting in person, you may withdraw your proxy and vote your shares. Also enclosed herewith is the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 and a letter from Richard M. Brooks, President and Chief Executive Officer of the Company. These materials are being distributed to stockholders beginning on or about October 28, 1999.

                                          By Order of the Board of Directors,
                                          Ronald A. Feldman, Secretary

Cherry Hill, New Jersey
October 28, 1999

                               RESPONSE USA, INC.
                     3 EXECUTIVE CAMPUS, 2(ND) FLOOR SOUTH
                             CHERRY HILL, NJ 08002

                                  INTRODUCTION

    This proxy statement is furnished in connection with the solicitation of proxies for use at the annual meeting (the "Annual Meeting") of stockholders of Response USA, Inc. (the "Company"), to be held on Friday, December 17, 1999 and at any adjournments thereof. The accompanying proxy is solicited by the Board of Directors of the Company and is revocable by the stockholder by notifying the Company's Secretary at any time before it is voted, or by voting in person at the Annual Meeting. This proxy statement and accompanying proxy will be distributed to stockholders beginning on or about October 28, 1999. The principal executive offices of the Company are located at 3 Executive Campus, 2(nd) Floor South, Cherry Hill, NJ 08002 ((856) 661-0700).

                      OUTSTANDING SHARES AND VOTING RIGHTS

    Only stockholders of record at the close of business on October 20, 1999 (the "Record Date") are entitled to receive notice of, and vote at the Annual Meeting. As of October 20, 1999, the number and class of stock outstanding and entitled to vote at the meeting was 6,778,731 shares of common stock, par value $.008 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters. No other class of securities will be entitled to vote at the Annual Meeting. There are no cumulative voting rights.

    The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of nominees as directors. In all matters other than election of directors, the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of such matters.

                           PROPOSALS TO STOCKHOLDERS
                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Each nominee to the Board of Directors will serve until the next Annual Meeting of stockholders, or until his earlier resignation, removal from office, death or incapacity.

    Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Richard M. Brooks, Ronald A. Feldman, A. Clinton Allen, Stuart R. Chalfin and Richard B. DeWolfe. Information is furnished below with respect to all nominees.

    The following information with respect to the principal occupation or employment of the nominees, the name and principal business of the corporation or other organization in which such occupation or employment is carried on, and other affiliations and business experience during the past five years has been furnished to the Company by the respective nominees:

    RICHARD M. BROOKS has been Chief Executive Officer and Chairman of the Company since July 1994, a Director of the Company since August 1990, and has served as the President and Chief Financial Officer of the Company since February 1990. Mr. Brooks was Chief Operating Officer of the Company from February 1990 until July 1994. From August 1986 to February 1990, Mr. Brooks was general counsel to Response Ability Systems, Inc., a subsidiary of the Company ("Systems"). Mr. Brooks served as Regional Counsel Mid-Atlantic Region for the Interstate Commerce Commission from May 1979 to March 1983 and was a senior attorney for the United States Treasury Department from March 1974 to
April 1979. Mr. Brooks received his Bachelor of Science Degree in Business Administration in June 1970 from Temple University, and graduated from Temple University School of Law in 1973.

    RONALD A. FELDMAN has been a Director, Secretary and Treasurer of the Company (including one of its subsidiaries prior to its acquisition by the Company) since August 1990 and an Executive Vice President since October 1998. He has also served as the Secretary and Treasurer of Systems from June 1990 and Vice President of the Company since April 1992. From August 1986 through September 1989, he was the supervisor of Systems' manufacturing operations and he has supervised the Company's monitoring activities since March 1987.
Mr. Feldman attended Temple University from 1980 to 1982.

    A. CLINTON ALLEN has served as a Director of the Company since
December 1997. Mr. Allen has also served as Vice Chairman and a director of The DeWolfe Companies Inc., a home ownership service company, since 1991. Mr. Allen is Chairman and Chief Executive Officer of A.C. Allen & Company, Inc., an investment banking consulting firm. Mr. Allen also serves as a director and Executive Committee member of Swiss Army Brands, Inc., a distributor of knives, cutlery and watches, and is a director of SweetWater, Inc., a water technology company. Mr. Allen also serves as a director and Vice Chairman of Psychemedics Corporation, a drug testing services company. Mr. Allen was the first outside director of Blockbuster Entertainment, was Chairman of its Compensation Committee and served in such capacities until it was sold to Viacom/Paramount in 1994. Mr. Allen is a party to a three-year consulting agreement with the Company which commenced in February 1999. See "Certain Relationships and Related Transactions." Mr. Allen also serves as a Director of The Legal Club of America, Diversified Corporate Resources, Inc. and Steinway Musical Instruments.

    STUART R. CHALFIN has been a Director of the Company since October 1, 1997. From 1975 through December 1998, Mr. Chalfin was a principal of Fishbein & Company, P.C., independent public accountants, where he specialized in advising closely held businesses and professionals. Mr. Chalfin is now a consultant to that firm. Mr. Chalfin is affiliated with the Committee on Relations with Colleges and Universities and the Linda Creed Foundation and is a member of the American Institute of Certified Public Accountants. Mr. Chalfin is also a member of the Pennsylvania Institute of Certified Public Accountants, President of Stuart Financial Corp., a financial services firm, and President of Monitoring

Acquisition Corp., a dealer in monthly recurring revenue products. Mr. Chalfin performs certain consulting services for the Company. See "Certain Relationships and Related Transactions."

    RICHARD B. DEWOLFE has been a Director of the Company since May, 1999. Since 1973 Mr. DeWolfe has also been the Chief Executive Officer, President, Treasurer, Chairman of the Board and a Director of The DeWolfe Companies, Inc., a home ownership services company.

    Mr. DeWolfe is a Trustee of Boston University; a Director of the Home for Little Wanderers; Director of the National Conference; Director, Greater Boston Real Estate Board; President of the Boy Scouts of America, Minuteman Council; Director, Boston Police Foundation; Chairman of the Board, Reliance Relocation; Director of The Realty Alliance; and a member of The Fannie Mae Advisory Board.

INFORMATION CONCERNING BOARD MEETINGS

    The Company's Board of Directors met six times during the fiscal year ended June 30, 1999. All of the incumbent Directors attended 100% of such meetings, following their respective elections to the Board.

INFORMATION CONCERNING COMMITTEES OF THE BOARD

    The Company maintains an Audit Committee (responsible for reviewing policy matters and other issues with the Company's independent public accountants), consisting of Messrs. DeWolfe, Allen and Chalfin; and a Stock Option and Compensation Committee (responsible for the granting of stock options), consisting of Messrs. Chalfin, DeWolfe and Allen. The Audit Committee met six times and the Stock Option and Compensation Committee met twice during the fiscal year ended June 30, 1999. All members of both Committees attended 100% of such meetings following their respective elections to the Board.

                                   MANAGEMENT

    The current executive officers and directors of the Company are set forth below:

                     NAME                         AGE                         POSITION
                     ----                         ---                         --------
Richard M. Brooks.............................     50      Chief Executive Officer, President, Chief
                                                           Financial Officer, Chairman of the Board and
                                                           Director
Ronald A. Feldman.............................     36      Executive Vice President, Secretary, Treasurer
                                                           and Director
A. Clinton Allen(1)(2)........................     54      Director
Stuart R. Chalfin(1)(2).......................     58      Director
Richard B. DeWolfe(1)(2)......................     55      Director

--------------------------

(1) Member of Audit Committee

(2) Member of Stock Option and Compensation Committee

    Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and have qualified. Other than the automatic grant of options pursuant to the 1999 Stock Option Plan and payment of a $1,000 fee for each Board meeting attended, Directors do not receive remuneration for their services as such, but may be reimbursed for expenses incurred in connection therewith, such as the cost of travel to Board meetings. Officers serve at the pleasure of the Board of Directors until their successors have been elected and have qualified. Pursuant to the Company's 1999 Stock Option Plan, the Company has granted options to purchase shares of the Company's Common Stock to Messrs. Allen, Chalfin and DeWolfe, the Company's non-employee Directors. See "Executive Compensation."

    The following table sets forth the annual and long-term compensation for services in all capacities paid by the Company to its Chief Executive Officer and each executive officer whose annual compensation exceeded $100,000 (the "Named Executive Officers") during fiscal 1997, 1998 and 1999:

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                      -------------------------------------
                                      ANNUAL COMPENSATION                                     AWARDS              PAYOUTS
                            ----------------------------------------                  -----------------------   -----------
                                                                                      RESTRICTED   SECURITIES    LONG-TERM
         NAME AND                                                      OTHER ANNUAL     STOCK      UNDERLYING    INCENTIVE
        PRINCIPAL                       SALARY          BONUS          COMPENSATION    AWARD(S)     OPTIONS/       PLAN
         POSITION             YEAR       ($)             ($)              ($)(1)         ($)        SARS (#)    PAYOUTS ($)
--------------------------  --------   --------   ------------------   ------------   ----------   ----------   -----------
Richard M. Brooks,........    1999     $316,442                   --         --            --            --           --
President, Chief              1998     $231,731                   --         --            --        87,500           --
Executive Officer and         1997     $220,673                   --         --            --       236,111           --
Chief Financial Officer
Ronald A. Feldman,........    1999     $201,135                   --         --            --            --           --
Executive Vice                1998     $150,096                   --         --            --        37,500           --
President, Secretary and      1997     $137,307                   --         --            --        86,689           --
Treasurer
Robert L. May,............    1999     $226,154(2)                 --        --            --            --           --
Executive Vice President      1998     $ 51,903                   --         --            --       175,000           --
and Chief Operating
Officer


         NAME AND            ALL OTHER
        PRINCIPAL           COMPENSATION
         POSITION               ($)
--------------------------  ------------
Richard M. Brooks,........        --
President, Chief                  --
Executive Officer and             --
Chief Financial Officer
Ronald A. Feldman,........        --
Executive Vice                    --
President, Secretary and          --
Treasurer
Robert L. May,............        --
Executive Vice President          --
and Chief Operating
Officer

--------------------------

(1) Excludes perquisites and other personal benefits, securities and properties otherwise categorized as salary or bonuses which in the aggregate, for each of the Named Executive Officers listed above, did not exceed the lesser of either $50,000 or 10% of the total annual salary reported for such person.

(2) In addition to the compensation disclosed above, on September 30, 1999, Mr. May received: (1) a severance benefit of $1,351,485 pursuant to the terms of his Employment Agreement with the Company; and (2) payment associated with the redemption of 611,680 shares of Common Stock owned by Mr. May and certain transferees of Mr. May at a price of $6.50 per share pursuant to the terms of a Stock Redemption Agreement dated as of August 10, 1999 between the Company and Mr. May. See "Employment Agreements."

                       OPTION GRANTS IN LAST FISCAL YEAR

    During the 1999 fiscal year, no stock options were granted to the Named Executive Officers.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                               OPTION/SAR VALUES

    The following table sets forth certain information regarding stock options exercised by the Named Executive Officers during the fiscal year ended June 30, 1999, as well as the number of exercisable and unexercisable in-the-money stock options and their values at fiscal year end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option.

                                                                              NUMBER OF
                                                                             SECURITIES             VALUE OF
                                                                             UNDERLYING         UNEXERCISED IN-
                                                                             UNEXERCISED           THE-MONEY
                                                                           OPTIONS/SARS AT        OPTIONS/SARS
                                              SHARES                         FY-END (#)          AT FY-END ($)
                                             ACQUIRED          VALUE        EXERCISABLE/          EXERCISABLE/
NAME                                      ON EXERCISE (#)   REALIZED ($)    UNEXERCISABLE       UNEXERCISABLE(2)
----                                      ---------------   ------------   ---------------   ----------------------
Richard M. Brooks, President, Chief
  Executive and Financial Officer.......      236,111        701,250(1)     29,167/58,333
Ronald A. Feldman, Executive Vice
  President, Secretary and Treasurer....       86,689        257,466(1)     12,500/25,000

------------------------

(1) The value realized of exercised options is determined by multiplying the number of options exercised by the difference between the closing price of the Common Stock of $3.00 at January 11, 1999 (the exercise date), as reported by the Nasdaq SmallCap Market, and the exercise price of the options ($.03 per share).

(2) The exercise price of the options was greater than the closing price of the Common Stock on June 30, 1999.

EMPLOYMENT AGREEMENTS

    Effective October 1, 1998, Mr. Brooks, Mr. Feldman and Mr. May entered into three-year Employment Agreements with the Company to act in their respective capacities for the Company. The Employment Agreements provide for continuous three-year terms, such that they renew each day for an additional day following October 1, 1998. Such agreements provide for annual base salaries of $350,000, $200,000 (through June 30, 1999 and $250,000 for the remainder of the term) and $250,000, respectively. Under their Employment Agreements, Messrs. Brooks, Feldman and May also receive life insurance, disability, hospitalization, major medical, vacation and other employee benefits, reimbursement of reasonable business expenses incurred on behalf of the Company, a non-accountable expense allowance of up to $1,000 per month and automobile expense reimbursement. The Employment Agreements are terminable only upon certain circumstances, such as for cause, disability and death, and if terminated for any other reason, Messrs. Brooks, Feldman and May shall be entitled to receive the product of
(i) the base salary for such individual multiplied by (ii) 2.99 (the "Severance Benefit"). In addition, such individuals are entitled to terminate their respective Employment Agreements under certain circumstances, including a change of control of the Company, which shall occur in the event that the Company sells all or substantially all of its assets, merges with another entity which is not controlled by the Company, or 40% or more of the Company's outstanding Common Stock is acquired by any person or entity, in which event, such employee shall be entitled to receive the Severance Benefit. In addition, the Company granted options to purchase 87,500 and 37,500 shares of Common Stock to Mr. Brooks and Mr. Feldman, respectively, on February 5, 1998 at an exercise price equal to $6.03 per share. Of such options, 29,167 and 12,500, respectively, have vested, and the remaining 58,333 and 25,000, respectively, of such options will vest in two equal annual installments commencing on the second anniversary of the date of such grant. The Company maintains and is the beneficiary of key person life insurance policies in the amount of $2,000,000 and $1,000,000 on the lives of Messrs. Brooks and Feldman, respectively.

    In connection with the acquisition of the assets of Triple A Security Systems, Inc. and The Jupiter Group, Inc. d/b/a Triple A Patrol, and pursuant to his employment agreement, Mr. May received options to purchase 175,000 shares of Common Stock on February 5, 1998 at an exercise price equal to $6.03 per share, all of which have vested and will expire on February 12, 2001.

    On September 30, 1999, the Company sold its electronic security division though the sale of two of its wholly-owned subsidiaries, United Security Systems, Inc. and The Jupiter Group, Inc., to Vector Security Systems, Inc. (the "Sale"). In connection with the Sale: (1) the Company paid Mr. May, the former Chief Operating Officer and a former director of the Company, a severance benefit of $1,351,485 pursuant to the terms of his Employment Agreement with the Company; (2) the Company redeemed a total of 611,680 shares of Common Stock owned by Mr. May and certain transferees of Mr. May at a price of $6.50 per share pursuant to the terms of a Stock Redemption Agreement dated as of August 10, 1999 between the Company and Mr. May; and (3) Mr. May resigned as an officer and director of the Company as of September 30, 1999.

1997 STOCK OPTION PLAN

    In October 1997, the Board of Directors of the Company adopted the 1997 Stock Option Plan (the "1997 Plan"), which was subsequently approved by the Company's stockholders on January 6, 1998.

    The 1997 Plan provides for the grant of options to purchase up to, but not in excess of, 600,000 shares of Common Stock to key employees, including but not limited to officers, directors, agents, consultants and independent contractors of the Company or any parent or subsidiary of the Company (excluding members of the Administrator (as defined in the 1997 Plan)), 593,875 of which have been granted and 6,125 of which are available for grant. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options. Incentive stock options may be granted only to employees of the Company or a subsidiary of the Company, while non-qualified options may be issued to non-employee directors, as well as to employees of the Company or its subsidiaries.

    The 1997 Plan is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Administrator"), which determines, among other things, those individuals who receive options, the time period during which the options may be exercised, the number of shares of Common Stock issuable upon the exercise of each option and the option exercise price.

    The exercise price per share of Common Stock subject to an incentive option may not be less than the fair market value per share of Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option may be established by the Administrator. If the aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year exceeds $100,000, such stock option shall be treated, to the extent of such excess, as an option which does not qualify as an incentive stock option. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Shareholder") shall be eligible to receive any incentive stock options under the 1997 Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to such limitation.

    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of an optionee's employment other than by death, retirement, permanent and total disability, unless extended by the Administrator on or before such employee's date of termination of employment, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise all or any part of such employee's option, unless otherwise determined by the Administrator. Upon termination of employment of an optionee by reason of death, retirement, permanent or total disability, such optionee's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination.

    Options under the 1997 Plan must be issued within 10 years from the effective date of the Plan. The effective date of the 1997 Plan was September 1997. Incentive stock options granted under the 1997 Plan cannot be exercised more than 10 years from the date of grant. Incentive stock options issued to a 10% Shareholder are limited to five-year terms. All options granted under the 1997 Plan provide for the payment of the exercise price in cash or check or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods, or by such other methods approved by the Administrator pursuant to the 1997 Plan. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of such optionee's stock options with no additional investment other than the purchase of the original shares.

    Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the 1997 Plan.

    As of the date hereof, options to purchase 593,875 shares of Common Stock have been granted pursuant to the 1997 Plan as follows: (i) 75,000 shares of Common Stock to Mr. Allen, a director, (ii) 175,000 shares of Common Stock to Mr. May, an officer and a director, (iii) 75,000 shares of Common Stock to Mr. Rubin, a former director, (iv) 25,000 shares of Common Stock to Mr. Luehrs, a former director, (v) 25,000 shares of Common Stock to Mr. Chalfin, a director,
(vi) 87,500 shares of Common Stock to Mr. Brooks, an officer and director,
(vii) 37,500 shares of Common Stock to Mr. Feldman, an officer and director, all of which options were granted in February 1998 at an exercise price equal to $6.03 and are subject to certain vesting requirements, and (viii) 93,875 options granted to certain employees of the Company in January, 1999.

INCENTIVE STOCK OPTION PLAN

    In March 1992, the Company's Board of Directors and stockholders adopted and approved an Incentive Stock Option Plan ("ISO Plan"). The ISO Plan provides for the grant to key employees of the Company of stock options intended to qualify as "incentive stock options" under the provisions of the Code. A total of 13,334 shares of Common Stock have been reserved for issuance under the ISO Plan, all of which have been granted as of June 30, 1999.

NON-QUALIFIED STOCK OPTIONS

    In August 1990, the Company's Board of Directors approved a Nonqualified Stock Option Plan (the "NQO Plan") pursuant to which the Company may grant stock options to directors, officers, key employees and consultants. A total of 3,453 shares of Common Stock were reserved for issuance under the NQO Plan, all of which have been granted as of June 30, 1999.

1999 STOCK OPTION PLAN

    On February 11, 1999, the Board of Directors of the Company adopted the 1999 Stock Option Plan (the "1999 Plan") which was subsequently approved by the Company's stockholders on March 30, 1999.

    ADMINISTRATION OF THE PLAN

    The 1999 Plan is administered by the Board of Directors of the Company or by any committee duly appointed by the Board, which determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the durations of options, any conditions to the exercise of options and the manner in and price at which options may be exercised. The Board is authorized to amend, suspend or terminate the 1999 Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the 1999 Plan; (ii) permit the grant of a stock option under the 1999 Plan with an option price less than 85% of the fair market value of the shares at the time such option is granted (or 110% for greater than 10% stockholders); (iii) change the eligibility requirements for participation in the 1999 Plan; (iv) extend the term of any option or the period during which any option may be granted under the 1999 Plan; or (v) decrease an option exercise price (although an option may be canceled and a new option granted at a lower exercise price.)

    SHARES SUBJECT TO THE 1999 PLAN

    The 1999 Plan provides that options may be granted with respect to a total of 750,000 shares of Common Stock, subject to adjustment upon certain changes in capitalization without receipt of consideration by the Company. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the 1999 Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the 1999 Plan.

    PARTICIPATION

    Any employee, officer, director, agent, consultant or independent contractor of the Company is eligible to receive incentive stock options or non-qualified stock options granted under the 1999 Plan.

    OPTIONS FOR NON-EMPLOYEE DIRECTORS

    Upon approval of the 1999 Plan by the stockholders at the Annual Meeting of Stockholders in March, 1999, each non-employee director of the Company was granted a non-qualified stock option to purchase 35,000 shares of Common Stock at the fair market value of the Common Stock on the date of such grant. Upon first election or appointment to the Board of Directors, each non-employee director shall be granted a non-qualified stock option to purchase 20,000 shares of Common Stock at the fair market value of the Common Stock as of the date of such grant. Thereafter, each non-employee director shall be annually granted a non-qualified stock option to purchase 20,000 shares of Common Stock at the fair market value on the date of such grant.

    OPTION PRICE

    The exercise price of each option will be determined by the Board (or any committee appointed by the Board), but incentive stock options may not be priced less than 85% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

    TERMS OF OPTIONS

    The Board (or any committee appointed by the Board), in its discretion, establishes the term of each option, provided that the maximum term of each option is 10 years. Options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company expire not more than five years after the date of grant. The 1999 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment.

    OPTION GRANTS

    Options to purchase 90,000 shares of Common Stock have been granted pursuant to the 1999 Plan as follows: (i) 35,000 shares of Common Stock to Mr. Allen, a director, at an exercise price of $2.062 per share; (ii) 35,000 shares of Common Stock to Mr. Chalfin, a director, at an exercise price of $2.062 per share; and
(iii) 20,000 shares of Common Stock to Mr. DeWolfe, a director, at an exercise price of $2.063 per share. The options were granted on March 30, 1999 with respect to Messrs. Allen and Chalfin and on May 6, 1999 with respect to Mr. DeWolfe.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of October 20, 1999, the record and beneficial ownership of Common Stock of the Company by each officer and director, all officers and directors as a group, and each person known to the Company to own beneficially or of record five percent or more of the outstanding shares of Common Stock:

                                                                                            PERCENTAGE OF
NAME AND ADDRESS                                               AMOUNT AND NATURE             OUTSTANDING
OF BENEFICIAL OWNER(2)                                    OF BENEFICIAL OWNERSHIP (1)       STOCK OWNED(3)
----------------------                                    ---------------------------   ----------------------
Westar Capital, Inc. (4)................................            656,042                                9.7%
Richard M. Brooks (5)...................................            271,639                                4.0%
Ronald A. Feldman (6)...................................            105,701                                1.6%
Stuart R. Chalfin (7)...................................             60,000                                    *
A. Clinton Allen (8)....................................            135,000                                2.0%
Richard B. DeWolfe (9)..................................             21,000                                    *
Executive Officers and Directors as a group
  (five persons) (10)...................................            593,340                                8.8%

------------------------

*   Less than one percent.

(1) For purposes of the above table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after such date; and for purposes of computing the percentage of outstanding shares held by each person or group on a given date, such shares are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

    Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and is generally determined by voting power and/or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) The address for the above referenced directors and officers of the Company is c/o Response USA, Inc., 3 Executive Campus, 2(nd) Floor South, Cherry Hill, New Jersey, 08002, and the address for Westar Capital, Inc. is 1021 Main Street, Suite 1270, Houston, Texas. Information as to Westar
    Capital, Inc. was derived from the Schedule 13D and any amendments thereto filed by such stockholder, except for the percentage ownership, reflects the information contained therein as of the date such 13D was filed.

(3) Individual percentages have been rounded to the nearest 0.1%. Based upon 6,778,731 shares of Common Stock outstanding on October 20, 1999.

(4) Westar Security, Inc., Protection One, Inc., Westar Capital, Inc., and Western Resources, Inc. are affiliated companies and may be collectively deemed to be the beneficial owners of the Common Stock.

(5) Includes 29,167 shares issuable upon exercise of currently exercisable options. Does not include 58,333 shares issuable upon exercise of the unvested portion of options granted on February 5, 1998, which options shall vest in three equal annual installments commencing on the first anniversary of the date of grant of such options, one third of which vested on February 5, 1999. See "Employment Agreements."

(6) Includes 12,500 shares issuable upon exercise of currently exercisable options. Does not include 25,000 shares issuable upon exercise of the unvested portion of options granted on February 5, 1998, which options shall vest in three equal annual installments commencing on the first anniversary of the date of grant of such options, one third of which vested on February 5, 1999. See "Employment Agreements."

(7) Includes 60,000 shares issuable upon exercise of currently exercisable options, 25,000 of which were granted on February 5, 1998 and have vested and 35,000 of which were granted on March 30, 1999 and have vested.

(8) Includes 110,000 shares issuable upon exercise of currently exercisable options, 75,000 of which were granted on February 5, 1998 and have vested and 35,000 of which were granted on March 30, 1999 and have vested.

(9) Includes 20,000 shares issuable upon exercise of currently exercisable options which were granted on May 6, 1999 and have vested.

(10) Includes 231,667 shares issuable upon exercise of currently exercisable options referred to in notes (5), (6), (7), (8) and (9) above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Except as described below or under "Directors and Executive Officers of the Registrant" and "Executive Compensation," the Company has not engaged in any transactions with individuals who, at the time of such transaction, were officers, directors, principal stockholders or affiliates thereof during the two fiscal years ended June 30, 1998 and 1999.

    In connection with the appointment of A. Clinton Allen as a director of the Company, the Company entered into a three-year consulting agreement with A.C. Allen & Co., a company owned by Mr. Allen, commencing February 1999, pursuant to which A.C. Allen & Co. will receive $4,000 per month in consideration for Mr. Allen providing certain consulting services to the Company. Such consulting agreement was approved by the Company's independent directors.

    Stuart R. Chalfin, a director of the Company, is President of Stuart Financial Corp. which performed consulting services for the Company in connection with acquisitions by the Company. Stuart Financial Corp. received consulting fees in connection with such services in the amount of $33,000 for the fiscal year ended June 30, 1999. In March 1999, the Company purchased approximately 150 accounts from Monitoring Acquisition Corp. II, a company of which Mr. Chalfin is the sole stockholder, for an aggregate amount of approximately $145,000.

    The Company intends that all future material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties and that all future material affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the Company's independent directors who do not have an interest in the transactions and who had access, at the Company's expense, to the Company's or independent legal counsel. In addition, the Company has agreed to maintain at least two independent directors on its Board of Directors.

    Robert L. May, a former director and executive officer of the Company, was the landlord for the Company's leased properties located in Wilkes Barre and Hamlin, Pennsylvania. During the fiscal year ended June 30, 1999, the Company made rental payments to Mr. May in the amount of $152,960. Mr. May also received payments from the Company in connection with the September 30, 1999 sale of two of its wholly-owned subsidiaries, United Security Systems, Inc. and The Jupiter Group, Inc., to Vector Security Systems, Inc. These payments to Mr. May are detailed above. See "Employment Agreements."

                                 PROPOSAL NO. 2
                       APPROVAL OF SELECTION OF AUDITORS

    The accounting firm of Deloitte & Touche LLP ("Deloitte") has been selected by the Board of Directors to audit the books, records and accounts of the Company for the current fiscal year, and the stockholders will be asked at the Annual Meeting to approve this selection.

    It is anticipated that a member of Deloitte will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity, if desired, to make a statement.

    The firm of Fishbein & Company, P.C. ("Fishbein") audited the financial statements of the Company for the fiscal years ended June 30, 1990 through June 30, 1996. On July 2, 1997, the Board of Directors of the Company determined not to appoint Fishbein to audit the financial statements of the Company for the fiscal year ended June 30, 1997. On July 3, 1997, pursuant to a vote of the Board of Directors, Deloitte was selected to audit the financial statements of the Company for the year ended June 30, 1997. At the 1997 Annual Meeting, held on January 6, 1998, the shareholders ratified the Board of Directors' decision to hire Deloitte as the Company's auditors.

    The report of Fishbein on the Company's financial statements for the previous years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the entire period of the engagement of Fishbein, through July 3, 1997, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to Fishbein's satisfaction, would have caused Fishbein to make reference in connection with its reports to the subject matter of the disagreement.

    THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                            STOCKHOLDERS' PROPOSALS

    It is anticipated that the next Annual Meeting of Stockholders will be held in December 2000. Stockholders who seek to present proposals at the Company's next Annual Meeting of Stockholders must submit their proposals to the Secretary of the Company on or before June 15, 2000.

    In the event the Company receives notice of a stockholder proposal to take action at next year's Annual Meeting of Stockholders that is not submitted for inclusion in the Company's proxy materials, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's main office prior to the date of the next Annual Meeting of Stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities are required by regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended June 30, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                     INCORPORATION OF FINANCIAL INFORMATION

    The Company's audited financial statements for the year ended June 30, 1999 and related disclosures are incorporated by reference herein from the Company's 1999 Annual Report on Form 10-KSB which accompanies this Proxy Statement.

                                    GENERAL

    In addition to the use of mails, proxies may be solicited by personal interview, telephone and telefax, by directors, officers and regular employees of the Company, without extra remuneration therefor. The Company will bear the cost of solicitation of proxies. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's Common Stock.

    The form of proxy solicited by the Board of Directors affords stockholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

    Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal No. 2 and FOR the election of all directors nominated.

    The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of Common Stock will be voted in accordance with the specification so made.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

                                          By Order of the Board of Directors,
                                          Ronald A. Feldman, Secretary

Cherry Hill, New Jersey
October 28, 1999

                                           --------------------------------
                                           WHEN PROXY IS OKAYED PLEASE SIGN
                                                   & DATE IT ABOVE












   ---------------------------------------------------------------------------

                               RESPONSE USA, INC.

             ANNUAL MEETING OF STOCKHOLDERS, FRIDAY, DECEMBER 17, 1999

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints RICHARD M. BROOKS and RONALD A. FELDMAN and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Response USA, Inc.
  (the "Company") to be held at Burns & Levinson LLP, 125 Summer Street, Boston, MA 02110 on Friday, December 17, 1999 at 10:00 a.m. local time and at any adjournments thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated on the reverse side hereof.

       THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR PROPOSAL NO. 2 AND FOR THE ELECTION OF RICHARD M. BROOKS, RONALD A. FELDMAN, RICHARD B. DeWOLFE, A. CLINTON ALLEN AND STUART R. CHALFIN, AS DIRECTORS.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

                                           --------------------------------
                                           WHEN PROXY IS OKAYED PLEASE SIGN
                                                   & DATE IT ABOVE



                         PLEASE DATE, SIGN AND MAIL YOUR
                       PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                                RESPONSE USA, INC.


                                DECEMBER 17, 1999





                  Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------

   A /X/ PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.


                                    AUTHORITY
                                     WITHHELD
                        FOR ALL     AS TO ALL
                       NOMINEES      NOMINEES
   1. Proposal No. 1                                 NOMINEES:
      Election of        / /           / /              Richard M. Brooks
      Directors.                                        Ronald A. Feldman
                                                        Richard B. DeWolfe
   For, except authority withheld as to the             A. Clinton Allen
   following nominee(s):                                Stuart R. Chalfin


   ----------------------------------------



                                                   FOR    AGAINST   ABSTAIN

   2. Proposal No. 2
      Approval of the selection of Deloitte &
      Touche LLP as the independent auditors       / /      / /       / /
      of the Company.


   3. The undersigned hereby confers upon the proxies, and each of them, discretionary authority to vote upon such other business as may properly come before the meeting.

   SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.







                                                       Dated:
--------------------------- --------------------------       -----------, 1999
       (SIGNATURE)                (PRINT NAME)

NOTE: (Please date, sign as name appears above, and return promptly. If the stock is registered in the name of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee, or Guardian, please give full title. Please note any change in your address alongside the address as it appears in the Proxy.)